CREDIT AGREEMENT



                                   Arranged by
                         BANC ONE CAPITAL MARKETS, INC.

                                      among

                         VECTREN UTILITY HOLDINGS, INC.,
                                  as Borrower,

                           INDIANA GAS COMPANY, INC.,
                                  as Guarantor,

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY,
                                  as Guarantor,

                     VECTREN ENERGY DELIVERY OF OHIO, INC.,
                                  as Guarantor,

                          THE LENDERS SIGNATORY HERETO,

                                       and

                                  BANK ONE, NA,
                                    as Agent



                            Dated as of June 28, 2001



                               FIRSTAR BANK, N.A.,
                             as Co-Syndication Agent

                              ABN AMRO BANK, N.V.,
                             as Co-Syndication Agent

                              THE BANK OF NEW YORK,
                            as Co-Documentation Agent

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                            as Co-Documentation Agent

                             THE FUJI BANK, LIMITED,
                            as Co-Documentation Agent

                         NATIONAL CITY BANK OF INDIANA,
                                   as Co-Agent

                                TABLE OF CONTENTS



ARTICLE I            DEFINITIONS................................................................-1-

ARTICLE  II          THE CREDITS...............................................................-11-

            2.1.     Commitments to make Revolving Loans.......................................-11-
            2.2.     Required Payments; Termination............................................-12-
            2.3.     Ratable Loans.............................................................-12-
            2.4.     Types of Advances.........................................................-12-
            2.5.     Facility Fee; Reductions in Aggregate Commitment..........................-12-
            2.6.     Minimum Amount of Each Advance............................................-12-
            2.7.     Optional Principal Payments...............................................-12-
            2.8.     Method of Selecting Types and Interest Periods for New Advances...........-12-
            2.9.     Conversion and Continuation of Outstanding Advances.......................-13-
            2.10.    Changes in Interest Rate, etc.............................................-14-
            2.11.    Rates Applicable After Default............................................-14-
            2.12.    Method of Payment.........................................................-14-
            2.13.    Notes; Telephonic Notices.................................................-15-
            2.14.    Interest Payment Dates; Interest and Fee Basis............................-15-
            2.15.    Notification of Advances, Interest Rates, Prepayments and Commitment
                       Reductions..............................................................-15-
            2.16.    Lending Installations.....................................................-15-
            2.17.    Non-Receipt of Funds by the Agent.........................................-16-
            2.18.    Use of Proceeds...........................................................-16-
            2.19.    Extension of Facility Termination Date....................................-16-

ARTICLE  III         YIELD PROTECTION; TAXES...................................................-17-
            3.1.     Yield Protection..........................................................-17-
            3.2.     Changes in Capital Adequacy Regulations...................................-17-
            3.3.     Availability of Types of Advances.........................................-18-
            3.4.     Funding Indemnification...................................................-18-
            3.5.     Taxes.....................................................................-18-
            3.6.     Lender Statements; Survival of Indemnity..................................-20-

ARTICLE  IV          CONDITIONS PRECEDENT .....................................................-21-
            4.1.     Initial Advance...........................................................-21-
            4.2.     Each Advance..............................................................-21-

ARTICLE  V           REPRESENTATIONS AND WARRANTIES............................................-22-
            5.1.     Existence and Standing....................................................-22-
            5.2.     Authorization and Validity................................................-22-
            5.3.     No Conflict; Government Consent...........................................-22-



            5.4.     Financial Statements......................................................-23-
            5.5.     Material Adverse Change...................................................-23-
            5.6.     Taxes.....................................................................-23-
            5.7.     Litigation and Contingent Obligations.....................................-23-
            5.8.     Subsidiaries..............................................................-24-
            5.9.     ERISA......................................................... ...........-24-
            5.10.    Accuracy of Information...................................................-24-
            5.11.    Regulation U..............................................................-24-
            5.12.    Material Agreements.......................................................-24-
            5.13.    Compliance With Laws......................................................-24-
            5.14.    Ownership of Properties...................................................-24-
            5.15.    Plan Assets; Prohibited Transactions......................................-25-
            5.16.    Environmental Matters.....................................................-25-
            5.17.    Investment Company Act....................................................-25-
            5.18.    Insurance.................................................................-25-
            5.19.    Solvency..................................................................-25-
            5.20.    Public Utility Holding Company Act........................................-26-
            5.21.    Prior Credit Agreement....................................................-26-

ARTICLE  VI         COVENANTS..................................................................-26-
            6.1.     Financial Reporting.......................................................-26-
            6.2.     Use of Proceeds...........................................................-28-
            6.3.     Notice of Default.........................................................-28-
            6.4.     Conduct of Business.......................................................-28-
            6.5.     Taxes.....................................................................-28-
            6.6.     Insurance.................................................................-28-
            6.7.     Compliance with Laws......................................................-28-
            6.8.     Maintenance of Properties.................................................-28-
            6.9.     Inspection................................................................-29-
            6.10.    Merger....................................................................-29-
            6.11.    Sale of Assets............................................................-29-
            6.12.    Investments and Acquisitions..............................................-29-
            6.13.    Liens.....................................................................-30-
            6.14.    Affiliates................................................................-31-
            6.15.    Leverage Ratio............................................................-31-
            6.16.    Certain Restrictions......................................................-31-

ARTICLE  VII         DEFAULTS................................................................. -31-

ARTICLE  VIII        ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................-34-
            8.1.     Acceleration..............................................................-34-



            8.2.     Remedies Not Exclusive....................................................-34-
            8.3.     Amendments................................................................-34-
            8.4.     Preservation of Rights....................................................-35-

ARTICLE  IX          GENERAL PROVISIONS........................................................-36-
            9.1.     Survival of Representations...............................................-36-
            9.2.     Governmental Regulation...................................................-36-
            9.3.     Headings..................................................................-36-
            9.4.     Entire Agreement..........................................................-36-
            9.5.     Several Obligations; Benefits of this Agreement...........................-36-
            9.6.     Expenses; Indemnification.................................................-36-
            9.7.     Numbers of Documents......................................................-37-
            9.8.     Accounting................................................................-37-
            9.9.     Severability of Provisions................................................-37-
            9.10.    Nonliability of Lenders...................................................-37-
            9.11.    Confidentiality...........................................................-38-
            9.12.    Nonreliance...............................................................-38-
            9.13.    Disclosure................................................................-38-
            9.14.    Co-Syndication Agents, Co-Documentation Agents and Co-Agent...............-38-

ARTICLE  X           THE AGENT.................................................................-39-
            10.1.    Appointment; Nature of Relationship.......................................-39-
            10.2.    Powers....................................................................-39-
            10.3.    General Immunity..........................................................-39-
            10.4.    No Responsibility for Loans, Recitals, etc................................-39-
            10.5.    Action on Instructions of Lenders.........................................-40-
            10.6.    Employment of Agents and Counsel..........................................-40-
            10.7.    Reliance on Documents; Counsel............................................-40-
            10.8.    Agent's Reimbursement and Indemnification.................................-40-
            10.9.    Notice of Default.........................................................-41-
            10.10.   Rights as a Lender........................................................-41-
            10.11.   Lender Credit Decision....................................................-41-
            10.12.   Successor Agent...........................................................-41-
            10.13.   Agent's and Arranger's Fees...............................................-42-
            10.14.   Delegation to Affiliates..................................................-42-

ARTICLE  XI          SETOFF; RATABLE PAYMENTS..................................................-43-
            11.1.    Setoff....................................................................-43-
            11.2.    Ratable Payments..........................................................-43-

ARTICLE  XII         BENEFIT OF AGREEMENT; ASSIGNMENTS;
                     PARTICIPATIONS............................................................-43-



            12.1.    Successors and Assigns....................................................-43-
            12.2.    Participations............................................................-44-
            12.3.    Assignments...............................................................-45-
            12.4.    Dissemination of Information..............................................-45-
            12.5.    Tax Treatment.............................................................-45-

ARTICLE  XIII        GUARANTY..................................................................-46-
            13.1.    Guaranty..................................................................-46-
            13.2.    Waivers...................................................................-46-
            13.3.    Guaranty Absolute.........................................................-46-
            13.4.    Acceleration..............................................................-47-
            13.5.    Marshaling; Reinstatement.................................................-48-

ARTICLE  XIV         NOTICES...................................................................-48-
            14.1.    Notices...................................................................-48-
            14.2.    Change of Address.........................................................-48-

ARTICLE  XV          COUNTERPARTS..............................................................-49-

ARTICLE  XVI         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..............-49-
            16.1.    CHOICE OF LAW.............................................................-49-
            16.2.    CONSENT TO JURISDICTION...................................................-49-
            16.3.    WAIVER OF JURY TRIAL......................................................-49-



Pricing Schedule
Schedule 1        Subsidiaries and Other Investments
Schedule 2        Liens
Schedule 5.7      Litigation and Contingent Obligations
Schedule 5.16     Environmental Matters
Schedule 6.16     Certain Restrictions

Exhibit A - Note
Exhibit B - Compliance Certificate
Exhibit C - Loan/Credit Related Money Transfer Instruction
Exhibit D - Assignment Agreement

                                CREDIT AGREEMENT

        This Agreement, dated as of June 28, 2001, is among VECTREN UTILITY HOLDINGS, INC., as Borrower, INDIANA GAS COMPANY, INC., as Guarantor, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Guarantor, VECTREN ENERGY DELIVERY OF OHIO, INC., as Guarantor, the Lenders party hereto, and BANK ONE, NA, as Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to Borrower of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, at any time, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type, as set forth in the Pricing Schedule.

        "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any Vice President, the Secretary, the Treasurer, the Assistant Secretary and Assistant Treasurer of Borrower or a Guarantor, acting singly.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors and assigns.

        "Borrower" means Vectren Utility Holdings, Inc., an Indiana corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" -- see Section 2.8.
                                   -----------

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and Indianapolis for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and Indianapolis for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of Borrower, or (ii) the occurrence during any period of twelve (12) consecutive months, commencing before or after the date of this Agreement, pursuant to which individuals who on the first day of such period were directors of Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of Borrower.

         "Co-Agent" means National City Bank of Indiana, as co-agent.

         "Co-Documentation Agent" means The Bank of New York, The Industrial Bank of Japan, Limited and The Fuji Bank, Limited, each as co-documentation agent.

         "Co-Syndication Agent" means Firstar Bank, N.A. and ABN AMRO Bank, N.V., each as co-syndication agent.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans to Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated Indebtedness" means at any time the Indebtedness of a Person and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of a Person and its Subsidiaries calculated on a consolidated basis as of such time.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person (other than accounts payable of such Person's Subsidiary arising in the ordinary course of such Subsidiary's business payable on terms customary in the trade), or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

         "Conversion/Continuation Notice" -- see Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Default" means an event described in Article VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to any Eurodollar Advance for the relevant Interest Period applicable to such Eurodollar Advance, the rate determined by the Agent to be the rate at which Bank One offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant portion of the Eurodollar Advance and having a maturity approximately equal to such Interest Period.

         "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin for Eurodollar Advances. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Indebtedness" means Indebtedness existing on the date hereof.

         "Facility Termination Date" means June 27, 2002 or any later date as may be specified as the Facility Termination Date in accordance with Section
2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" -- see Section 10.13.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options or
(iii) to the extent not otherwise included in the foregoing, any Rate Hedging Agreement.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin for Floating Rate Advances, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Guaranteed Obligations" - see Section 13.1.

         "Guarantor" means each of Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., and each of their respective successors and assigns.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) reimbursement and other obligations in connection with letters of credit, (ix) Net Mark-to-Market Exposure of Rate Hedging Agreements and other Financial Contracts and (x) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Interest Period" means, with respect to any Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such

Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

         "Lien" means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Fee Letter, the Notes, and any other documents or instruments now or hereafter executed and delivered by or on behalf of Borrower to the Agent or the Lenders to further evidence or govern the obligations.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Material Indebtedness" -- see Section 7.5.
                                        -----------

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Non-U.S. Lender" -- see Section 3.5(iv).
                                  ---------------

         "Notes" means the Notes, each substantially in the form of Exhibit A hereto, duly executed by Borrower to the respective Lenders to evidence the Revolving Loans, including any and all renewals, extensions, replacements and modifications thereof.

         "Notice of Assignment" -- see Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Other Taxes" -- see Section 3.5(ii).
                              ---------------

         "Participants" -- see Section 12.2.1.
                               --------------

         "Payment Date" means the last Business Day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means the variable per annum rate of interest established and quoted by Bank One from time to time as its "prime rate," as adjusted on the effective date of each change in such established and quoted rate, provided that such prime rate shall not necessarily be representative of the rate of interest actually charged by Bank One on any loan or class of loans.

         "Pro Rata Share" means, as to any Lender, when used with reference to an aggregate or total amount, an amount equal to the product of (a) such aggregate or total amount, multiplied by (b) a fraction, the numerator of which shall be the sum of such Lender's Commitment (or, if the Commitments have been terminated, the sum of such Lender's outstanding Revolving Loans) and the denominator of which shall be the Aggregate Commitment (or, if the Commitments have been terminated, the sum of the total outstanding Advances).

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" -- see Section 12.3.1.
                             --------------

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" -- see Section 9.6.
                          -----------

         "Required Lenders" means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Loan" - see Section 2.1.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

         "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Borrower.

         "Substantial Portion" means, with respect to the Property of Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of Borrower and its Subsidiaries as would be shown in the consolidated financial statements of Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Transferee" -- see Section 12.4.
                             ------------

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS

     2.1. Commitments to make Revolving Loans. Subject to the terms and conditions of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans ("Revolving Loans") to Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. No requested Advance shall cause the aggregate outstanding principal balance of the Advances to exceed the Aggregate Commitment. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow such available amount under the Commitments at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date. The Revolving Loans made by the Lenders pursuant hereto shall be evidenced by the Notes.

     2.2. Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Termination Date.

     2.3. Ratable Loans. With respect to the Commitments, each Advance thereunder shall consist of Revolving Loans made from the several Lenders in accordance with their respective Pro Rata Shares.

     2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8 and 2.9.

     2.5. Facility Fee; Reductions in Aggregate Commitment. Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a facility fee at a per annum rate equal to the Applicable Fee Rate from and after the date hereof to and including the Facility Termination Date on such Lender's Commitment (regardless of usage) in effect from time to time. Such facility fees shall be payable in arrears on the last Business Day of each quarter and on the Facility Termination Date. Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $10,000,000 and in integral multiples of $1,000,000 (if in excess thereof), and each Floating Rate Advance may be in the amount of $1,000,000 or an integral multiple thereof. Borrower shall not request a Eurodollar Advance if, after giving effect thereto, more than seven separate Eurodollar Advances would be outstanding.

     2.7. Optional Principal Payments. Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent. Each prepayment pursuant to this Section shall be made together with accrued and unpaid interest to the date of such prepayment on the principal amount paid.

     2.8. Method of Selecting Types and Interest Periods for New Advances. Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the proposed Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii) the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Any notice received later than 10:00 a.m. (Chicago time) on any day shall be deemed to be received on the following Business Day. The Agent shall notify the Lenders of Borrower's intent to borrow by 12:00 p.m. (Chicago time) on the date it receives a timely Borrowing Notice from Borrower. Not later than 2:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in immediately available funds to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to Borrower at the Agent's aforesaid address.

     2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of each Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon Borrower's selections under Sections 2.8 and
2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

     2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, and without relief from valuation and appraisement laws, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

     2.13. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on any schedule attached to its Note (and each such record shall be conclusive, absent manifest error), provided, however, that neither the failure to so record nor any error in such recordation shall affect Borrower's obligations under such Note. Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender believes in good faith to be acting on behalf of the Borrower. Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer of the Borrower. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, or any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three (3) month interval during such Interest Period. Interest and facility fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, then (subject to the second proviso of the definition of "Interest Period") such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each determination by the Agent of the applicable interest rate shall be binding and conclusive absent manifest error.

     2.16. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.


     2.17. Non-Receipt of Funds by the Agent. Unless Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by Borrower, the interest rate applicable to the relevant Loan.

     2.18. Use of Proceeds. The proceeds of the Advances shall be used for general corporate purposes not prohibited by this Agreement.


     2.19. Extension of Facility Termination Date. Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Agent (an "Extension Request") no more than 60 days prior to the Facility Termination Date. The Extension Request must specify the new Facility Termination Date requested by Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new Facility Termination Date shall be no more than 364 days after the Facility Termination Date in effect at the time the Extension Request is received, including the Facility Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of each of the Lenders is received by the Agent, the Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date and the Agent shall promptly notify the Borrower and each Lender of the new Facility Termination Date. Notwithstanding any extension hereof or any other provision of this Agreement, each Advance and all interest thereon shall be paid in full by the Borrower on or before the Facility Termination Date in effect on the date on which such Advance was made.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or


     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

    (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest or fees received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its Eurodollar Loans or Commitment, or to reduce the return received by such Lender or applicable Lending Installation, as the case may be, in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender, for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans, as the case may be, hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or
(ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.


     3.3. Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the

Agent shall suspend the availability of the affected Type of Advance and, in the case of clause (i), require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by Borrower for any reason other than default by the Lenders, Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. Taxes. (1) All payments by Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions, (c) Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement (or in the case of a Non-U.S. Lender that becomes a party hereto after the date hereof, within 10 Business Days of the effective date of its Notice of Assignment), (i) deliver to each of Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible and upon the request of Borrower, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2,
3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. Initial Advance. The Lenders shall not be required to make the initial Advance hereunder unless Borrower has furnished to the Agent (with sufficient copies for the Lenders, in the case of all documents):

          (i) Copies of the articles or certificate of incorporation of Borrower and each Guarantor, together with all amendments, and a certificate of existence/good standing, as applicable, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (ii) Copies, certified by the Secretary or Assistant Secretary of Borrower and each Guarantor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of Borrower and each Guarantor authorized to sign the Loan Documents, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by Borrower or the applicable Guarantor.

          (iv) A certificate, signed by the chief financial officer or treasurer of Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

          (v) A written opinion of Borrower's and Guarantors' counsel, addressed to the Agent and the Lenders in the form approved by the Agent.

          (vi) Notes payable to the order of each of the Lenders.


         (vii) Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Agent and signed by an Authorized Officer of the Borrower, together with such other related money transfer authorizations as the Agent may have reasonably requested.

        (viii) The insurance certificate described in Section 5.18.

          (ix) The fees due and payable in accordance with the Fee Letter.

          (x) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2. Each Advance. The Lenders shall not be required to make any Advance, unless on the applicable Borrowing Date:


          (i)  There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower and each Guarantor represents and warrants to the Lenders that:

     5.1. Existence and Standing. Each of the Guarantors, the Borrower and the Subsidiaries of Borrower is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2. Authorization and Validity. Each of Borrower and the Guarantors has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which Borrower and the Guarantors are a party constitute legal, valid and binding obligations of Borrower and the Guarantors enforceable against Borrower and the Guarantors in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by Borrower and the Guarantors of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, any Guarantor or any of their Subsidiaries, (ii) Borrower's, any Guarantor's or any of their Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which Borrower, any Guarantor or any of their Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Borrower, any Guarantor or any such Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by Borrower, any Guarantor or any of their Subsidiaries, is required to be obtained by Borrower, any Guarantor or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4. Financial Statements. The December 31, 2000 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. Since December 31, 2000 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. Litigation and Contingent Obligations. Except as set forth on Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) is set forth on
Schedule 5.7, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. Material Agreements. Neither the Borrower nor any Subsidiary thereof is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material

Adverse Effect. Neither the Borrower nor any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.13, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15. Plan Assets; Prohibited Transactions. Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that, except as set forth on Schedule 5.16, Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 5.16, neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. Insurance. The certificate signed by the President, Chief Financial Officer, Secretary or Treasurer of Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by Borrower with respect to itself and its Subsidiaries and that has been furnished by Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.19. Solvency. (1) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, continent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     5.20. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "registered holding company" or a "subsidiary company" of a "registered holding company", or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.21. Prior Credit Agreement. All indebtedness under the $435,000,000 credit agreement, dated June 29, 2000, between (among others) the Borrower and Merrill Lynch has been repaid in full, all commitments under such credit agreement have been terminated and such credit agreement and other related loan documents have been terminated.

                                   ARTICLE VI

                                    COVENANTS

         Until the Obligations are paid in full, and so long as any Commitment is outstanding, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and the Borrower will furnish to the Lenders:

          (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for the Borrower and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, (b) a certificate of said accountants that, in the course of their examination necessary for their audit report, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for Borrower and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Borrower's chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its Chief Financial Officer or Treasurer showing the calculations necessary to determine compliance with this Agreement and stating that No Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (iv) As soon as possible and in any event within 10 days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto.

          (v) As soon as possible and in any event within 10 days after receipt by Borrower, a copy of (a) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

        (viii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds. Use the proceeds of the Advances solely for the purposes herein described. Neither the Borrower nor any Guarantor will, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3. Notice of Default. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same or reasonably related fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5. Taxes. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. Insurance. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. Compliance with Laws. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where such noncompliance, singly or in the aggregate, could not have a Material Adverse Effect.

     6.8. Maintenance of Properties. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where such failure, to maintain, singly or in the aggregate, could not have a Material Adverse Effect.

     6.9. Inspection. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of Borrower, such Guarantor and such Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower, such Guarantor and such Subsidiary, and to discuss the affairs, finances and accounts of Borrower, such Guarantor and such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

     6.10. Merger. Neither Borrower nor any Guarantor will, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except
(i) a Subsidiary of Borrower may merge into Borrower or a Wholly-Owned Subsidiary of Borrower and (ii) provided that, both prior to and immediately after giving effect to such merger or consolidation, no Default or Unmatured Default exists, Borrower and any Guarantor may enter into mergers (provided that (a) Borrower, or such Guarantor, as the case may be, is the surviving corporation of any such merger or consolidation to which such Person is a party or (b) if Borrower or such Guarantor is not the surviving entity of such merger or consolidation, (x) the Person into which Borrower or such Guarantor, as the case may be, shall be merged or formed by any such consolidation (1) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (2) shall assume Borrower's or such Guarantor's, as applicable, obligations hereunder and under the Notes in an agreement or instrument satisfactory in form and substance to the Agent and
(y) the Moody's Rating and the S&P Rating (each as defined in the Pricing Schedule) of the surviving corporation in effect immediately after giving effect to such merger or consolidation shall not be less than "Baa3" (in the case of the Moody's Rating) and "BBB-" (in the case of the S&P Rating)).

     6.11. Sale of Assets. Borrower will not, nor will it permit any Subsidiary of Borrower to, lease, sell or otherwise dispose of its Property to any other Person, except:

          (i)  Sales of inventory in the ordinary course of business.

          (ii) Leases, sales or other dispositions of its Property that, together with all other Property of Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of Borrower and its Subsidiaries.

     6.12. Investments and Acquisitions. Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          (i)  Cash Equivalent Investments.

          (ii) Investments in Subsidiaries and other Investments, in each case in existence on the date hereof and described in Schedule 1.

         (iii) Loans and advances by Borrower to the Guarantors.

          (iv) Investments in Persons principally engaged in a field of enterprise engaged in by the Borrower and its Subsidiaries on the date hereof and any other field of enterprise substantially related, ancillary or complementary thereto.

     6.13. Liens. Neither Borrower nor any Guarantor will, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower, any Guarantor or any of their Subsidiaries, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due, and such other carriers' warehousemen's and mechanics' liens that are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its Subsidiaries.

          (v) Liens existing on the date hereof and described in Schedule 2, including extensions, renewals or replacements of any such Liens in connection with the refinancing of any related Existing Indebtedness (without any increase in the amount thereof or any change in the direct and contingent obligors thereof); provided that in connection with the refinancing of any such Existing Indebtedness such Liens shall extend only to the property covered by such Liens immediately prior to such extension, renewal or replacement.

          (vi) Liens securing Indebtedness not exceeding $5,000,000 in the aggregate outstanding at any time.

     6.14. Affiliates. Except for the payment of lawful dividends or the making of lawful distributions on its capital stock, Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms'-length transaction.

     6.15. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) the Borrower's Consolidated Indebtedness to (ii) the Borrower's Consolidated Indebtedness plus the Borrower's Consolidated Net Worth to be greater than .65 to 1.0.

     6.16. Certain Restrictions. The Borrower shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or any Subsidiary (other than as described on Schedule 6.16 and other customary limits imposed by corporate law and fraudulent conveyance statutes and applicable restrictions contained in section 305(a) of the Federal Power Act, as amended), (b) make loans or advances to the Borrower or (c) transfer any of its assets or properties to the Borrower, except for such encumbrances or restrictions existing by reason of or under (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the capital stock of such Subsidiary, (iv) restrictions binding on any Subsidiary on the date it becomes a Subsidiary, provided such restrictions were not created in contemplation of such Person becoming a Subsidiary or (v) restrictions set forth on Schedule 6.16.


                                   ARTICLE VII

                                    DEFAULTS

The occurrence of any one or more of the following events shall constitute a
Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of Borrower, any Guarantor or any of their Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any other Loan Document or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other obligation under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by Borrower or any Guarantor of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16.

     7.4. The breach by Borrower or any Guarantor (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Agent or any Lender.

     7.5. Failure of Borrower or any of its Subsidiaries or any Guarantor to pay when due any Indebtedness aggregating in excess of $25,000,000 ("Material Indebtedness"); or the default by Borrower or any of its Subsidiaries or any Guarantor in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower or any of its Subsidiaries or any Guarantor shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. Borrower or any of its Subsidiaries or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or other organizational action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in
Section 7.7.

     7.7. Without the application, approval or consent of Borrower or any of its Subsidiaries or any Guarantor a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Subsidiaries or any Guarantor or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against Borrower or any of its Subsidiaries or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower and its Subsidiaries or any Guarantor which, when taken together with all other Property of Borrower and its Subsidiaries or any Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. Borrower or any of its Subsidiaries or any Guarantor shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000.

     7.12. Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000.

     7.13. Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has a Material Adverse Effect.

     7.14. Any Change in Control shall occur.

     7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.16. The obligations of any Guarantor under Article XIII hereof shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such obligations, or any Guarantor shall deny that it has any further liability under such Article XIII, or shall give notice to such effect.

     7.17. If the Borrower's (or its successor's) S&P Rating (as defined in the Pricing Schedule) is lower than BBB-; or if the Borrower's (or its successor's) Moody's Rating (as defined in the Pricing Schedule) is lower than Baa3.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to Borrower, any Guarantor or any of Borrower's Subsidiaries, the commitments of the Lenders to make, renew or convert Advances shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, then upon the declaration of the Required Lenders or the Agent at the direction of the Required Lenders, the obligations of the Lenders to make, renew or convert Advances shall terminate and the Obligations shall immediately become due and payable. In either event, the Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives. 1.1.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to Borrower, any Guarantor or any of Borrower's Subsidiaries) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.

     8.2. Remedies Not Exclusive. The remedies of the Lenders specified in this Agreement and the other Loan Documents shall not be exclusive and the Lenders may avail themselves of any of the remedies provided by law as well as any equitable remedies available to the Lenders, and each and every remedy shall be cumulative and concurrent and shall be in addition to every other remedy now or hereafter existing at law or in equity.

     8.3. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

          (i) Extend the final maturity of any Loan to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

          (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any Lender hereunder or permit Borrower to assign its rights under this Agreement.

          (iv) Amend this Section 8.3.

          (v) Amend, modify or waive Article XIII or release any Guarantor from its obligations thereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary hereby, the Fee Letter may be amended or otherwise modified with the consent of the Agent and the Arranger, without requiring the consent of any other Lender.

     8.4. Preservation of Rights. No delay or omission of the Agent, or any Lender to exercise any power or right under the Loan Documents shall impair such power or right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any power or right shall not preclude other or further exercise thereof or the exercise of any other power or right. No Loan hereunder shall constitute a waiver of any of the conditions of any Lender's obligation to make further Loans, nor, in the event Borrower is unable to satisfy any such condition, shall a waiver of such condition in any one instance have the effect of precluding any Lender from thereafter declaring such inability to be a Default hereunder. No course of dealing shall be binding upon the Agent or any Lender. No waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents shall be valid unless in writing and signed by the Persons required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of Borrower and the Guarantors contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among Borrower, the Guarantors, the Agent and the Lenders and supersede all prior agreements and understandings among Borrower, the Guarantors, the Agent, and the Lenders relating to the subject matter thereof.

     9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. Expenses; Indemnification. (1) Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Borrower acknowledges that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to Borrower's assets for internal use by the Agent from information furnished to it by or on behalf of Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement.

          (ii) Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Borrower under this Section 9.6 shall survive the payment of the Obligations and the termination of this Agreement.

     9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. Nonliability of Lenders. The relationship between Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibility to Borrower or any Guarantor. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to Borrower or any Guarantor to review or inform Borrower or any Guarantor of any matter in connection with any phase of Borrower's or any Guarantor's business or operations. Borrower and the Guarantors agree that neither the Agent, the Arranger nor any Lender shall have liability to Borrower or any Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and Borrower and the Guarantors hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrower or any Guarantor in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party and (vi) permitted by Section 12.4.

     9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

     9.13. Disclosure. The Lenders hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and
(ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

     9.14. Co-Syndication Agents, Co-Documentation Agents and Co-Agent. Neither the Co-Syndication Agents nor the Co-Documentation Agents nor the Co-Agent shall have any duties, responsibilities or liabilities under any Loan Document.

                                    ARTICLE X

                                    THE AGENT

     10.1. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibility to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duty to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any guarantor of any of the Obligations or of any of Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Agent at such time, but is voluntarily furnished by Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by Borrower for which the Agent is entitled to reimbursement by Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that
(i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower, any Guarantor or any of their Subsidiaries in which Borrower, such Guarantor or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this
Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. Agent's and Arranger's Fees. Borrower agrees to pay to the Agent and the Arranger, for their own respective accounts, the fees agreed to by Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated June 14, 2001 (the "Fee Letter"), or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates. Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of Borrower or any Guarantor may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans and other credit exposure hereunder (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable portion of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower, the Guarantors, the Lenders, the Agent and their respective successors and assigns, except that (i) neither Borrower nor any Guarantor shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties hereto acknowledge that clause (ii) of the immediately preceding sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person that make any Loan or that holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2. Participations.

           12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any

Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

          12.2.3. Benefit of Setoff. Borrower and each Guarantor agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.



     12.3. Assignments.

          12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto. The consent of Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form of Exhibit I attached to Exhibit D (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and Borrower shall make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).


                                  ARTICLE XIII

                                    GUARANTY


     13.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make Advances to Borrower, each Guarantor hereby absolutely and unconditionally, and jointly and severally, guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all

Obligations of Borrower to the Agent, the Lenders and any holder of a Note, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (collectively, the "Guaranteed Obligations"). Any term or provision of this Article XIII to the contrary notwithstanding, the aggregate maximum amount of the Guaranteed Obligations for which each Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

     13.2. Waivers. Each Guarantor waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. Each Guarantor further waives presentment, protest, notice of notices delivered or demand made on Borrower or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Agent or the Lenders to sue Borrower, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, provided that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Agent or the Lenders are in possession of this guaranty. The Agent and the Lenders shall have no obligation to disclose or discuss with any Guarantor their assessments of the financial condition of Borrower.

     13.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of each Guarantor and not merely one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral; (f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of Borrower or the insolvency, bankruptcy or any other change in the legal status of Borrower; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations;
(i) the failure of any Guarantor or Borrower to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which any Guarantor may have at any time against Borrower or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstance, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not any Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this Section. It is agreed that each Guarantor's liability hereunder is several and independent of any other guaranties or other obligations not arising under this Article XIII at any time in effect with respect to the Guaranteed Obligations or any part thereof and that each Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations not arising under this Article XIII or any provision of any applicable law or regulation purporting to prohibit payment by Borrower of the Guaranteed Obligations in the manner agreed upon by Borrower and the Agent and the Lenders.

     13.4. Acceleration. Each Guarantor agrees that, as between such Guarantor on the one hand, and the Lenders and the Agent, on the other hand, the obligations of Borrower guaranteed under this Article XIII may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.1 hereof for purposes of this Article XIII, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting Borrower or otherwise) preventing such declaration as against Borrower and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by such Guarantor for purposes of this Article XIII.

     13.5. Marshaling; Reinstatement. None of the Lenders nor the Agent nor any Person acting for or on behalf of the Lenders or the Agent shall have any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations. If any Guarantor, Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Agent, or any Lender or the Agent receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Borrower, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantors, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     13.6. Delay of Subrogation. Notwithstanding any payment made by or for the account of any Guarantor pursuant to this Article XIII, no Guarantor shall be subrogated to any right of the Agent or any Lender, or have any right to obtain reimbursement from Borrower, until such time as the Agent and each Lender shall have received final payment in cash of the full amount of the Guaranteed Obligations.


                                   ARTICLE XIV

                                     NOTICES

     14.1. Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on its signature page hereto or at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     14.2. Change of Address. Borrower, any Guarantor, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XV

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, the Guarantors, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     16.2. CONSENT TO JURISDICTION. EACH OF BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER OR ANY GUARANTOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS .

     16.3. WAIVER OF JURY TRIAL. BORROWER, EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, Borrower, the Guarantors, the Lenders and the Agent have executed this Agreement as of the date first above written.


VECTREN UTILITY HOLDINGS, INC., as Borrower

By:   /s/ Timothy L. Burke
      ---------------------------------------------
        Timothy L. Burke
Title:  Vice President and Treasurer
      ---------------------------------------------
         20 N. W. Fourth Street, Third Floor
         P.O. Box 569
         Evansville, Indiana                   47741-0001
                                  Attention: Tim Burke
                                  Telephone:    (812) 465-4136
                                  FAX:          (812) 464-4554

INDIANA GAS COMPANY, INC., as Guarantor

By:      /s/ Timothy L. Burke
         -------------------------
         Timothy L. Burke
Title:   Vice President and Treasurer
       -----------------------------
         20 N. W. Fourth Street, Third Floor
         P.O. Box 569
         Evansville, Indiana                  47741-0001
                                 Attention: Tim Burke
                               Telephone:      (812) 465-4136
                               FAX:            (812) 464-4554


SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Guarantor

By:      /s/ Timothy L. Burke
         ----------------------------------
         Timothy L. Burke
Title:   Vice President and Treasurer
        -----------------------------------
         20 N. W. Fourth Street, Third Floor
         P.O. Box 569
         Evansville, Indiana                  47741-0001
                                 Attention: Tim Burke
                               Telephone:      (812) 465-4136
                               FAX:            (812) 464-4554

VECTREN ENERGY DELIVERY OF OHIO, INC., as Guarantor

By:      /s/ Timothy L. Burke
    -------------------------------------
         Timothy L. Burke
Title:   Vice President and Treasurer
     ------------------------------------
         20 N. W. Fourth Street, Third Floor
         P.O. Box 569
         Evansville, Indiana                 47741-0001
                                 Attention: Tim Burke
                               Telephone:    (812) 465-4136
                               FAX:          (812) 464-4554

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$45,000,000                 BANK ONE, NA,
                            Individually and as Agent

                            By:     /s/ Sean Drinan
                            ----------------------------------------------
                                    Sean Drinan
                            Title:  Director, Capital Markets
                            ----------------------------------------------
                                     1 Bank One Plaza
                                     Chicago, Illinois 60670

                            Attention: Sean Drinan
                                     Telephone:        (312) 732-5085
                                     FAX:              (312) 732-3055

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$45,000,000                 FIRSTAR BANK, N.A.,
                            Individually and as Co-Syndication Agent

                            By:  /s/ David F. Higbee
                            -------------------------------------------------
                                     David F. Higbee
                            Title:   Vice President
                            ----------------------------------------------


                            Attention:  Eric J. Hartman
                                   Telephone:  (314) 418-2336
                                   FAX:        (314) 418-3859

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$45,000,000                 ABN AMRO BANK, N.V.
                            Individually and as Co-Syndication Agent

                            By:     /s/ Jeffrey Dodd
                            ----------------------------------------
                                    Jeffrey Dodd
                            Title:  Group Vice President
                            ----------------------------------------


                            By: /s/ Sonny K. Tran
                            ----------------------------------------
                                   Sonny K. Tran
                            Title:  Assistant Vice President
                            ----------------------------------------


                            Attention:  Credit Administration
                                   Telephone:       (312)  992-5110
                                   FAX:             (312)  992-5111

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$45,000,000                 THE BANK OF NEW YORK
                            Individually and as Co-Documentation Agent

                            By:  /s/ Cynthia D. Howells
                            ----------------------------------------------
                                   Cynthia D. Howells
                            Title: Assistant Vice President
                            ----------------------------------------------
                                    Address:  One Wall Street,  19th Fl.
                                              New York, NY 10286

                            Attention:   Cynthia D. Howells
                                   Telephone:  212-63  -788
                                   FAX:        212 635-7923

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$22,500,000                 THE INDUSTRIAL BANK OF JAPAN, LIMITED
                            Individually and as Co-Documentation Agent

                            By:    /s/ Walter R. Wolff
                            ----------------------------------------------
                                    Walter R. Wolff
                            Title:  Joint General Manager and Group Head
                            ----------------------------------------------


                            Attention:  Walter R. Wolff
                                   Telephone:   (312)  855-8481
                                   FAX:         (312)  855-8200

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$22,500,000                 THE FUJI BANK, LIMITED
                            Individually and as Co-Documentation Agent

                            By:  /s/ Peter L. Chinnici
                            -------------------------------------------------
                                    Peter L. Chinnici
                            Title:  Senior Vice President & Group Head
                            ----------------------------------------------



                            Attention:  Richard Dunning, Senior VP
                                   Telephone:  (312)  621-9485
                                   FAX:        (312)  621-3386

                                   richard_dunning@fujibank.co.jp
                                   Suite 2000, 225 West Wacker Drive
                                   Chicago, IL 60606

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$35,000,000                 NATIONAL CITY BANK OF INDIANA
                          Individually and as Co-Agent

                            By:  /s/ Tracy J. Venable
                            -------------------------------------------------
                                    Tracy J. Venable
                            Title:  Vice President
                            ----------------------------------------------


                            Attention:  Tracy J. Venable
                                   Telephone:  (317)  267=7066
                                   FAX:        (317)  267-8899

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$25,000,000                 UNION PLANTERS BANK, N.A.

                            By: /s/ Kristen K. Hodge
                            ----------------------------------------------
                                    Kristen K. Hodge
                            Title:  Assistant Vice President
                            ----------------------------------------------


                            Attention:  Kristen K. Hodge
                                   Telephone:  317-221-6087
                                   FAX:        317-221-6120

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$25,000,000                 INTEGRA BANK N.A.

                            By:  /s/ Jeffrey D. Jackson
                            ---------------------------------------------
                                      Jeffrey D. Jackson
                            Title:   Senior Vice President
                               ------------------------------------------


                            Attention:   Jeffrey D. Jackson
                                   Telephone:  (812)  464-9802
                                   FAX:        (812)  464-9691

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$25,000,000                 OLD NATIONAL BANK

                            By:  /s/ Sara L. Miller
                            -------------------------------------------------
                                    Sara L. Miller
                            Title:  Assistant Vice President
                            ----------------------------------------------


                            Attention:    Sara Miller
                                   Telephone:  812-464-1568
                                   FAX:        812-464-1262

                                 SIGNATURE PAGE
                               TO CREDIT AGREEMENT


Commitment


$15,000,000                 FIFTH THIRD BANK

                            By:  /s/ Thomas G. Welch
                            -------------------------------------------------
                                    Thomas G. Welch
                            Title:  Vice President
                            ----------------------------------------------


                            Attention:   Thomas G. Welch
                                   Telephone:  (812)  456-3029
                                   FAX:        (812)  456-4060

                                PRICING SCHEDULE


      Borrower's Senior
      Unsecured Ratings      Applicable Margin      Applicable Margin
        (S&P/Moody's)      Floating Rate Advances  Eurodollar Advances   Applicable Fee Rate
-------------------------- ---------------------- --------------------- ---------------------
          Level 1
            A/A2                    0%                    0.535%                0.09%
-------------------------- ---------------------- --------------------- ---------------------
           Level 2
            A-/A3                   0%                    0.65%                 0.10%
-------------------------- ---------------------- --------------------- ---------------------
           Level 3
          BBB+Baa1                  0%                    0.75%                 0.125%
-------------------------- ---------------------- --------------------- ---------------------
           Level 4
          BBB/Baa2                  0%                    0.85%                 0.15%
-------------------------- ---------------------- --------------------- ---------------------
           Level 5
          BBB-/Baa3                 0%                    1.175%                0.20%
-------------------------- ---------------------- --------------------- ---------------------
           Level 6
     less than BBB-/Baa3           0.25%                  1.50%                 0.25%
========================== ====================== ===================== =====================

         In addition, at any time that the aggregate principal amount of the outstanding Advances exceeds 33-1/3% of the Aggregate Commitment (a) if the Borrower's Status is Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status or Level 5 Status, then the Applicable Margin for Floating Rate Advances and Eurodollar Advances shall be increased by 0.125% and (b) if the Borrower's Status is Level 6 Status, then the Applicable Margin for Floating Rate Advances and Eurodollar Advances shall be increased by 0.25%.

         The applicable Level shall be based on the long-term senior unsecured, non-credit-enhanced indebtedness rating of Standard & Poor's and Moody's Investors Service for the Borrower.

         "Moody's Rating" means, at any time, the credit rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the credit rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status, Level 5 Status or Level 6 Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level 6 Status shall exist.

         If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the Borrower is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the intermediate ratings will apply.

                                   SCHEDULE 1

                       SUBSIDIARIES AND OTHER INVESTMENTS



        Investment            Jurisdiction of              Owned                  Percent
            In                 Organization                 By                   Ownership
---------------------------- ----------------- -------------------------------- -----------

Indiana Gas Company, Inc.    Indiana and Ohio    Vectren Utility Holdings, Inc.    100%

Southern Indiana Gas and     Indiana             Vectren Utility Holdings, Inc.    100%
Electric Company

Vectren Energy Delivery of   Ohio                Vectren Utility Holdings, Inc.    100%
Ohio, Inc.


                                   SCHEDULE 2

                                      LIENS

                                                                          Maturity
Indebtedness         Indebtedness         Property                        and Amount of
Incurred By          Owed To              Encumbered (If Any)             Indebtedness

Southern Indiana Gas
and Electric Company
("SIGECO")        1st Mortgage Bonds     All Real Property of SIGECO     2014 - $22,500,000


SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2015 - $9,975,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2016 - $13,000,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2020 - $4,640,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2023 - $22,800,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2023 - $45,000,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2025 - $20,000,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2029 - $80,000,000

SIGECO            1st Mortgage Bonds     All Real Property of SIGECO     2030 - $22,000,000

----------

In addition to the obligations presented in the table above, SIGECO has $53.7 million of adjustable rate pollution control series first mortgage bonds which could, at the election of the bondholder, be tendered to SIGECO on any interest re-set date, the next of which is to occur on March 1, 2006. If SIGECO's agent is unable to remarket any bonds tendered at that time, SIGECO would be required to obtain additional funds for payment to bondholders. For financial statement presentation purposes those bonds subject to tender in 2001 are shown as current liabilities. The two series of bonds were re-set for a five-year period effective March 1, 2001.

                                  SCHEDULE 5.7

                      LITIGATION AND CONTINGENT OBLIGATIONS


(A)      ProLiance Energy, LLC

ProLiance Energy LLC, an Indiana limited liability company ("ProLiance"), is a fifty percent (50%) owned, non-regulated, energy marketing affiliate of Vectren Corporation, an Indiana corporation and the ultimate parent entity of Indiana Gas Company, Inc. ("Indiana Gas"). ProLiance began providing natural gas and related services to Indiana Gas, Citizens Gas and Coke Utility ("Citizens Gas") and others effective April 1, 1996. The sale of gas and provision of other services to Indiana Gas by ProLiance is subject to regulatory review through the quarterly gas cost adjustment ("GCA") process administered by the Indiana Utility Regulatory Commission (the "IURC").

On September 12, 1997, the IURC issued a decision finding the gas supply and portfolio administration agreements between ProLiance and Indiana Gas and ProLiance and Citizens Gas to be consistent with the public interest. The IURC's decision reflected the significant gas cost savings to customers obtained through ProLiance's services and suggested that all material provisions of the agreements between ProLiance and the utilities are reasonable. Nevertheless, with respect to the pricing of gas commodity purchased from ProLiance and two other pricing terms, the IURC concluded that additional review in the GCA process would be appropriate and directed that these matters be considered further in the pending, consolidated GCA proceeding involving Indiana Gas and Citizens Gas. The IURC has not yet established a schedule for conducting these additional proceedings. Through a series of appeals, the order was finally considered by the Indiana Supreme Court.

On September 22, 2000, the Indiana Supreme Court issued a decision affirming the IURC's decision on ProLiance in all respects. However, the reasonableness of certain of the gas costs incurred by Indiana Gas under the gas supply agreements along with the other pricing issues reserved by the IURC will be further reviewed by the IURC in the consolidated GCA proceeding.

(B)      Environmental Matters

NOx SIP Call Matter. In October 1997, the United States Environmental Protection Agency (the "USEPA") proposed a rulemaking that could require uniform nitrogen oxide (NOx) emissions reductions of 85 percent by utilities and other large sources in a 22-state region spanning areas in the Northeast, Midwest, Great Lakes, Mid-Atlantic and South. This rule is referred to as the "NOx SIP call." The USEPA provided each state a proposed budget of allowed NOx emissions, a key ingredient of ozone, which requires a significant reduction of such emissions. Under that budget, utilities may be required to reduce NOx emissions to a rate of 0.15 lb/mmBtu below levels already imposed by Phase I and Phase II of the

Clean Air Act Amendments of 1990 (the "Act"). Midwestern states (the alliance) have been working together to determine the most appropriate compliance strategy as an alternative to the USEPA proposal. The alliance submitted its proposal, which calls for a smaller, phased in reduction of NOx levels, to the USEPA and the Indiana Department of Environmental Management ("IDEM") in June 1998.

In July 1998, Indiana submitted its proposed plan to the USEPA in response to the USEPA's proposed new NOx rule and the emissions budget proposed for Indiana. The Indiana plan, which calls for a reduction of NOx emissions to a rate of 0.25 lb/mmBtu by 2003, is less stringent than the USEPA proposal but more stringent than the alliance proposal.

On October 27, 1998, USEPA issued a final rule "Finding of Significant Contribution and Rulemaking for Certain States in the Ozone Transport Assessment Group Region for Purposes of Reducing Regional Transport of Ozone" (63 Fed. Reg. 57355). The final rule requires that 23 states and jurisdictions must file revised state implementation plans ("SIPs") with the USEPA by no later than September 30, 1999, which was essentially unchanged from its October 1997, proposed rule. The USEPA has encouraged states to target utility coal-fired boilers for the majority of the reductions required, especially NOx emissions. Northeastern states have claimed that ozone transport from Midwestern states (including Indiana) is the primary reason for their ozone concentration problems. Although this premise is challenged by others based on various air quality modeling studies, including studies commissioned by the USEPA, the USEPA intends to incorporate a regional control strategy to reduce ozone transport. The USEPA's final ruling is being litigated in the federal courts by approximately ten Midwestern states, including Indiana.

During the second quarter of 1999, the USEPA lost two federal court challenges to key air-pollution control requirements. In the first ruling by the U.S. Circuit Court of Appeals for the District of Columbia on May 14, 1999, the Court struck down the USEPA's attempt to tighten the one-hour ozone standard to an eight-hour standard and the attempt to tighten the standard for particulate emissions, finding the actions unconstitutional. In the second ruling by the same Court on May 25, 1999, the Court placed an indefinite stay on the USEPA's attempts to reduce the allowed NOx emissions rate from levels required by the Clean Air Act Amendments of 1990. The USEPA appealed both court rulings. On October 29, 1999, the Court refused to reconsider its May 14, 1999 ruling.

On March 3, 2000, the D.C. Circuit of Appeals upheld the USEPA's October 27, 1998 final rule requiring 23 states and the District of Columbia to file revised SIPs with the USEPA by no later than September 30, 1999. Numerous petitioners, including several states, have filed petitions for rehearing with the U.S. Court of Appeals for the District of Columbia in Michigan v. the USEPA. On June 22, 2000, the D.C. Circuit Court of Appeals denied petition for rehearing en banc and lifted its May 25, 1999 stay. Following this decision, on August 30, 2000, the D.C. Circuit Court of Appeals issued an extension of the SIP Call implementation deadline, previously May 1, 2003, to May 31, 2004. On September 20, 2000, petitioners filed a Petition of Writ of Certiorari with the United States Supreme Court requesting review of the D.C. Circuit Court's March 3, 2000 Order. The Court has not yet ruled on the Petition for Certiorari. The USEPA granted Section 126 Petitions filed by northeastern states that require named sources in the eastern half of Indiana to achieve NOx reduction by May 1, 2003. No Southern Indiana Gas and Electric Company ("SIGECO") facilities are named in the Section 126 Petitions filed by northeastern states, therefore SIGECO's compliance date remains May 31, 2004.

The proposed NOx emissions budget for Indiana stipulated in the USEPA's final ruling requires a 36 percent reduction in total NOx emissions from Indiana. The ruling, pending finalization of state rule making, could require SIGECO to lower its system-wide emissions by approximately 70 percent. Depending on the level of system-wide emissions reductions ultimately required, and the control technology utilized to achieve the reductions, the estimated construction costs of the control equipment could reach $160 million, which are expected to be expended during the 2001-2004 period, and related additional operation and maintenance expenses could be an estimated $8 million to $10 million, annually.

Culley Generating Station Investigation Matter. The USEPA initiated an investigation under Section 114 of the Act of SIGECO's coal-fired electric generating units in commercial operation by 1977 to determine compliance with environmental permitting requirements related to repairs, maintenance, modifications and operations changes. The focus of the investigation was to determine whether new source performance standards should be applied to the modifications and whether the best available control technology was, or should have been, used. Numerous other electric utilities were, and are currently, being investigated by the USEPA under an industry-wide review for similar compliance. SIGECO responded to all of the USEPA's data requests during the investigation. In July 1999, SIGECO received a letter from the Office of Enforcement and Compliance Assurance of the USEPA discussing the industry-wide investigation, vaguely referring to the investigation of SIGECO and inviting SIGECO to participate in a discussion of the issues. No specifics were noted; furthermore, the letter stated that the communication was not intended to serve as a notice of violation. Subsequent meetings were conducted in September and October with the USEPA and targeted utilities, including SIGECO, regarding potential remedies to the USEPA's general allegations.

On November 3, 1999, the USEPA filed a lawsuit against seven utilities, including SIGECO. The USEPA alleges that, beginning in 1992, SIGECO violated the Act by: (i) making modifications to its Culley Generating Station in Yankeetown, Indiana without obtaining required permits; (ii) making major modifications to the Culley Generating Station without installing the best available emission control technology; and (iii) failing to notify the USEPA of the modifications. In addition, the lawsuit alleges that the modifications to the Culley Generating Station required SIGECO to begin complying with federal new source performance standards.

SIGECO believes it performed only maintenance, repair and replacement activities at the Culley Generating Station, as allowed under the Act. Because proper maintenance does not require permits, application of the best available emission control technology, notice to the USEPA, or compliance with new source performance standards, SIGECO believes that the lawsuit is without merit, and intends to vigorously defend the lawsuit.

The lawsuit seeks fines against SIGECO in the amount of $27,500 per day per violation. The lawsuit does not specify the number of days or violations the USEPA believes occurred. The lawsuit also seeks a court order requiring SIGECO to install the best available emissions technology at the Culley Generating Station. If the USEPA is successful in obtaining an order, SIGECO estimates that it would incur capital costs of approximately $40 million to $50 million complying with the order. In the event that SIGECO is required to install system-wide NOx emission control equipment, as a result of the NOx SIP call issue, the majority of the $40 million to $50 million for best available emissions technology at Culley Generating Station would be included in the $160 million expenditure previously discussed.

The USEPA has also issued an administrative notice of violation to SIGECO making the same allegations, but alleging that violations began in 1977.

While it is possible that SIGECO could be subjected to criminal penalties if the Culley Generating Station continues to operate without complying with the new source performance standards and the allegations are determined by a court to be valid, SIGECO believes such penalties are unlikely as the USEPA and the electric utility industry have a bona fide dispute over the proper interpretation of the Act. Consequently, SIGECO anticipates at this time that the plant will continue to operate while the matter is being decided.

                                  SCHEDULE 5.16

                              ENVIRONMENTAL MATTERS

See Schedule 5.7, Part (B), which Schedule and Part is incorporated herein by this reference.

                                  SCHEDULE 6.16

                              CERTAIN RESTRICTIONS



1. An order of the Securities and Exchange Commission dated October 12, 1944 under the Public Utility Holding Company Act of 1935 in effect restricts the payment of cash dividends on common stock of Southern Indiana Gas and Electric Company ("SIGECO"), a wholly owned subsidiary of Borrower to 75% of net income available for distribution to the common stock, earned subsequent to December 31, 1943, if the percentage of common stock equity to total capitalization and surplus, as defined, is less than 25%. At December 31, 2000, such ratio amounted to approximately 52%.

2. The payment of cash dividends on SIGECO's common stock to Borrower is, in effect, restricted by SIGECO's First Mortgage Indenture (the "Mortgage"). The Mortgage restricts dividends to accumulated surplus available for distribution to common stock earned subsequent to December 31, 1947 if amounts deducted from earnings for current repairs and maintenance and provisions for renewals, replacements and depreciation of all the property of SIGECO are less than amounts specified in the Mortgage. (Section 1.02 of the Supplemental Indenture dated as of July 1, 1948, as supplemented.) No amount was restricted against cash dividends on common stock as of December 31, 2000 under this restriction.

3. The payment of cash dividends on common stock is, in effect, restricted by SIGECO's Amended Articles of Incorporation to accumulated surplus, available for distribution to common stock, earned subsequent to December 31, 1935. The Amended Articles of Incorporation require that, immediately after such dividends, there shall remain to the credit of earned surplus an amount at least equal to two times the annual dividend requirements on all then outstanding Preferred Stock, No Par Value. (See Art. VI, Terms of Capital Stock, General Provisions (B)). The amount restricted against cash dividends on common stock at December 31, 2000 under this restriction was approximately $1.9 million, leaving $251.6 million unrestricted for the payment of dividends. In addition, the Amended Articles of Incorporation provide that surplus otherwise available for the payment of dividends on common stock shall be restricted to the extent that such surplus is included in a calculation required to permit SIGECO to issue, sell or dispose of preferred stock or other stock senior to the common stock (Art. VI, Terms of Capital Stock, General Provisions (E)).

                                    EXHIBIT A

                                      NOTE

$                                                          Date: June 28, 2001
 --------------------------
                                                               Chicago, Illinois

         FOR VALUE RECEIVED, VECTREN UTILITY HOLDINGS, INC., an Indiana corporation ("Borrower"), hereby promises to pay to the order of _______ (the "Lender"), or its assigns, at the main office of BANK ONE, NA (the "Agent"), as Agent under the Agreement (hereinafter defined) in Chicago, Illinois, or at such other place as the holder hereof may designate in writing, the principal sum of __________ Dollars  ($......  ), or the aggregate  unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to
Section 2 of the Agreement, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance existing from time to time at the per annum rates and on the dates set forth in the Agreement. The Borrower shall pay the principal and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date, and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

         The Lender shall, and is hereby authorized to, record on any schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan under this Note and the date and amount of each principal payment hereunder.

         This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of that certain Credit Agreement dated as of June 28, 2001 among Borrower, Indiana Gas Company, Inc., as Guarantor, Southern Indiana Gas and Electric Company, as Guarantor, Vectren Energy Delivery of Ohio, Inc., as Guarantor, the lenders party thereto, including the Lender, and Bank One, NA, as the Agent for the Lenders (as the same may be amended from time to time, the "Agreement"), to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         Subject to any applicable grace or cure period set forth in the Agreement, if Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, or upon the occurrence of any other Default, then in any of such events, or at any time thereafter prior to such Default being cured, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the maturity date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of Default on the unpaid principal balance hereof at the Default rate specified in Section 2.11 of the Agreement, shall, at the election of the Required Lenders (except as otherwise provided for automatic acceleration on the occurrence of certain Defaults specified in the Agreement), and without relief from valuation and appraisement laws, become immediately due and payable.

         Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

         Notice of acceptance of this Note by the Lender is hereby waived.

         BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR ANY OF THE LENDERS. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BORROWER, THE LENDER AND THE OTHER LENDERS.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first hereinabove written.

                                   VECTREN UTILITY HOLDINGS, INC.

                                   By:
                                   -----------------------------------------

                                   Its:
                                   ----------------------------------------

                           SCHEDULE OF REVOLVING LOANS
                            AND PAYMENTS OF PRINCIPAL

BORROWER:         VECTREN UTILITY HOLDINGS, INC.

NOTE DATED:       June 28, 2001




          Principal          Maturity
          Amount    Type    of Interest   Amount of         Unpaid
   Date   of Loan   of Loan   Period      Principal Repaid  Balance  Maturity
   ----   -------   -------   ------      ----------------  -------  --------

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


                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 28, 2001 (as amended, modified, renewed or extended from time to time, the "Agreement") among VECTREN UTILITY HOLDINGS, INC. (the "Borrower"), INDIANA GAS COMPANY, INC., as Guarantor, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Guarantor, VECTREN ENERGY DELIVERY OF OHIO, INC., as Guarantor, the lenders party thereto and BANK ONE, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am the duly elected _____________ of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

**[5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement and the other Loan Documents and the status of compliance.]**

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

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


         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this___ day of ________ ,
-------.

                                     VECTREN UTILITY HOLDINGS, INC.

                                       By:
                                     -----------------------------------------

                                      Its:
                                     ----------------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                 Compliance as of               ,            with
                                  --------------  ----------
                    Provisions of          and             of
                                  --------     -----------
                                      the Agreement

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                    EXHIBIT C

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement

Described Below.

Re: Credit Agreement, dated June 28, 2001 (as the same may be amended or modified, the "Credit Agreement"), among VECTREN UTILITY HOLDINGS, INC. (the "Borrower"), INDIANA GAS COMPANY, INC., as Guarantor, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Guarantor, VECTREN ENERGY DELIVERY OF OHIO, INC., as Guarantor, the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.13 of the Credit Agreement.

Facility Identification Number(s):

Customer/Account Name
                     -----------------------------------------------

Transfer Funds To
                     -----------------------------------------------


For Account No.
                ----------------------------------------------------

Reference/Attention To
                        --------------------------------------------

Authorized Officer (Customer Representative)     Date
                                                      ------------------------

----------------------------------              ------------------------------
(Please Print)                                  Signature

Bank Officer Name                            Date
                                             ----------------------------------

----------------------------------           ----------------------------------
(Please Print)                               Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT D

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _______ (the "Assignor") and ________(the "Assignee") is dated as of ______, 200_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (a) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder, and
(b) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder, and (b) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (i) on the last day of the Eurodollar Interest Period therefor, or (ii) on such earlier date agreed to by the Assignor and the Assignee, or (iii) on the date on which any such Eurodollar Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (i), (ii) or (iii) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Eurodollar Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Eurodollar Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (y) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date, and (z) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (a) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder, and (b) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by Borrower or if the facility fee was ___ of 1% less than the facility fee paid by Borrower, as applicable. In addition, the Assignee agrees to pay _____ % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the Property, books or records of Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans, or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (f) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA [and (g) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes]1/*.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained, and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                   "ASSIGNOR"




                                   By:
                                   ----------------------------------------

                                     Title:
                                   -------------------------------------




                                   "ASSIGNEE"




                                   By:
                                   ----------------------------------------

                                  Title:
                                   ------------------------------------

                                   SCHEDULE 1
                             to Assignment Agreement


         1.  Description and Date of Credit Agreement:

         2.  Date of Assignment Agreement:  -------------,---------


         3.  Amounts (As of date of Item 2 above):


                                                      Revolving Credit Loans
                                                    -------------------------

             a.  Total of Commitments
                      (Loans) * under
                      Credit Agreement              $
                                                    -------------------------

             b.  Assignee's Percentage
                 of each Facility
              purchased
                 under the Assignment                         %
                 Agreement **                       ----------


             c.  Amount of Assigned
               Share in
                 each Facility purchased
                under                               $
                 the Assignment                     -------------------------
                 Agreement


         4.  Assignee's Aggregate (Loan
             Amount) ** Commitment
         Amount                                    $
             Purchased Hereunder:                  --------------------------


         5.  Proposed Effective Date:
                                                   --------------------------

Accepted and Agreed:

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]

By:                                         By:
   -----------------------------               --------------------------------

Title:                                      Title:
      ---------------------------                -----------------------------

*        If a Commitment has been terminated, insert outstanding Loans in place of Commitment
* *      Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

               Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                    EXHIBIT I
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT

                                                   ------------,----

To:      [NAME OF BORROWER]2/

         -------------------
         -------------------


         [NAME OF AGENT]

         ------------------
         ------------------

From:    [NAME OF ASSIGNOR] (the "Assignor")
                                  --------

         [NAME OF ASSIGNEE] (the "Assignee")
                                  --------

         1. We refer to the Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to ****[Borrower and] * * * * the Agent pursuant to Section 12.3.2 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , 200__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

------------------------

2/ To be included only if consent must be obtained from Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

         4. The Assignor and the Assignee hereby give to Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

        5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its contractual representative under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

[NAME OF ASSIGNOR]                                   [NAME OF ASSIGNEE]

By:                                          By:
         ---------------------------           --------------------------

Title:                                       Title:
         ---------------------------           --------------------------

8891543 01789880

ACKNOWLEDGED [AND CONSENTED TO]             ACKNOWLEDGED [AND CONSENTED TO]
BY BANK ONE, NA,                            BY VECTREN UTILITY HOLDINGS, INC.
as Agent

By:                                        By:
   -----------------------------------     ------------------------------------

Title:                                     Title:
      --------------------------------     ------------------------------------



                 [Attach photocopy of Schedule 1 to Assignment]



--------
1/ to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof. 2/ To be included only if consent must be obtained from Borrower pursuant to Section 12.3.1 of the Credit Agreement.